UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2023
TRICIDA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38558	46-3372526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080
(Address of principal executive offices) (Zip Code)
(415) 429-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	TCDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 1.01	Entry into a Material Definitive Agreement.
On January 11, 2023, Tricida, Inc. (the “Company”) executed a Restructuring Support Agreement (the “Restructuring Support Agreement”) with holders holding in excess of 80% of the aggregate amount of the Company’s 3.50% Convertible Senior Notes due 2027 (the “Notes,” and the holders thereof, the “Consenting Noteholders”).
The Restructuring Support Agreement includes milestones designed to facilitate an expedited sale process meant to maximize the value of the Company’s assets while preserving cash for the benefit of the Company’s estate and its creditors. In furtherance of this goal, the Restructuring Support Agreement milestones commit the Company to certain case milestones, including, among others, the filing of a motion to approve sale, bidding, and notice procedures on the petition date, as well as a timeline for filing of a disclosure statement and liquidating plan, the entry of an order approving bid procedures, a qualified bid deadline, an auction, if multiple bids are received, the entry of an order approving the sale, and the entry of an order confirming a plan. Failure to meet any of the case milestones set forth in the Restructuring Support Agreement would allow the Consenting Noteholders to terminate the Restructuring Support Agreement, reducing certainty and increasing costs to the detriment of the Company, its estate, its stakeholders, and all parties in interest.
In addition, the Restructuring Support Agreement establishes a process for the implementation of the liquidating plan through the creation of a liquidating trust and sets up a general framework for the treatment of claims against and equity interests in the Company. Finally, the Restructuring Support Agreement contains certain negotiated releases for the Company, its directors and officers, and the Consenting Noteholders, contains a commitment to pay prepetition and, with court approval, postpetition professional fees and expenses of the Consenting Noteholders, and contains a commitment to pay the outstanding November 15, 2022 interest payment due under the Notes, which was paid on January 11, 2023.
The foregoing summary of the terms and conditions of the Restructuring Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restructuring Support Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.
On January 11, 2023, the Company filed a voluntary petition for relief under chapter 11 (“Chapter 11”) of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”) thereby commencing a Chapter 11 case for the Company (Case No. 23-10024). The Company will continue to operate its business as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company is seeking approval of various “first day” motions with the Bankruptcy Court, requesting customary relief intended to enable the Company to continue its ordinary course operations and to facilitate an orderly wind down of its operations. The Company intends to sell substantially all of its assets during the bankruptcy case consistent with and pursuant to the milestones set forth in the Restructuring Support Agreement.
The Company cannot be certain that holders of the Company’s common stock will receive any payment or other distribution on account of those shares following the bankruptcy proceedings.
Additional information about the Chapter 11 case, including access to the Restructuring Support Agreement, is available online at http://www.kccllc.net/Tricida. The information on that website is not incorporated by reference and does not constitute part of this Current Report on Form 8-K.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
As previously disclosed, on May 22, 2020, the Company entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee (“US Bank”), relating to the Company’s Notes.
The bankruptcy filing described in Item 1.03 above constitutes an event of default that accelerates the Company’s obligations under the Indenture and the Notes. The Indenture provides that upon the bankruptcy filing the principal and interest due under the Indenture shall automatically become due and payable. Any efforts to enforce such payment obligations under the Indenture are automatically stayed as a result of the bankruptcy filing, and the creditors’ rights of enforcement in respect of the Indenture is subject to the applicable provisions of the Bankruptcy Code.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 23, 2022, the Board of Directors (the “Board”) of the Company approved an increase in the size of the Board from seven to eight members and on January 9, 2023, Thomas G. FitzGerald became a member of the Board. Mr. FitzGerald will serve as a Class I director with a term expiring at the 2025 annual meeting of stockholders. The Board determined that Mr. FitzGerald qualifies as an independent director pursuant to the listing standards of the Nasdaq Stock Market. On January 10, 2023, the Board appointed Thomas G. FitzGerald as the sole member of the Special Committee (as defined below).
Mr. FitzGerald has over 30 years of experience in bankruptcy & restructuring, corporate finance, capital markets and forensic accounting. Since November 2019, Mr. FitzGerald has served in various independent fiduciary and restructuring roles at Drivetrain LLC, a New York based boutique fiduciary services firm. Prior to Drivetrain, Mr. FitzGerald spent 10 years at Macquarie Group, an Australian bank, as a Senior Managing Director in several roles. Prior to Macquarie, Mr. FitzGerald held roles as a Managing Director at JPMorgan Chase and Deutsche Bank and was a Senior Accountant at Price Waterhouse. Since 2021, Mr. FitzGerald has served on the Board of Directors of Treehouse Real Estate Investment Trust where he is a member of the Audit Committee and the Governance & Nominating Committee. Mr. FitzGerald previously served as the Independent Director and special committee member for Ventec Life Systems, Inc., a medical device manufacturer, and served as the sole Independent Director and special committee member for Wave Computing, Inc., a Silicon Valley based processor technology company. Mr. FitzGerald has a B.S. in Finance and an M.B.A. from Fordham University in New York.
In connection with the appointment of Mr. FitzGerald as a director, the Company entered into an independent director agreement with Mr. FitzGerald (“Director Agreement”), pursuant to which he is entitled to an advance monthly fee of $25,000 per month (“Monthly Fees”) as compensation for his services. The Company shall pay the Monthly Fees corresponding to a period of no less than six (6) months, regardless of whether Mr. FitzGerald’s appointment ends for any reason during that period or whether Mr. FitzGerald’s successor, if any, has been duly elected and appointed to the Board. The foregoing summary of the terms and conditions of the Director Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Director Agreement attached hereto as Exhibit 10.2, which is incorporated herein by reference.
Additionally, in connection with this appointment, the Company also entered into an indemnification agreement with Mr. Fitzgerald that is in substantially the same form as those entered into with other directors and executive officers of the Company.
Mr. FitzGerald is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K and there are no arrangements or understandings between Mr. FitzGerald and any other persons pursuant to which he was appointed as director of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective January 10, 2023, the Board adopted an Amendment to the Amended and Restated Bylaws of the Company (the “Bylaws Amendment”), a copy of which is filed herewith as Exhibit 3.1. The Bylaws Amendment was adopted for the purpose of establishing a single-member special committee of the Board (the “Special Committee”) to engage in the evaluation of any causes of action of the Company in which a conflict of interest exists or is reasonably likely to exist between the Company and certain related parties. The applicable provisions can be found in Article II, Section 2.12 of the Amended and Restated Bylaws, attached hereto as Exhibit 3.1, which is incorporated herein by reference.
This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations concerning matters that are not historical facts. Words such as “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, without limitation, the outcome of the Chapter 11 proceedings, the Company’s contractual and financial obligations to key suppliers and vendors; the Company’s financial projections and cost estimates; the Company’s ability to raise additional funds; and risks associated with the Company’s business prospects, financial results and business operations. These and other factors that may affect the Company’s future business prospects, results and operations are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s most recent Annual Report filed on Form 10-K and the subsequently filed Quarterly Report(s) on Form 10-Q. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Tricida, Inc., dated January 10, 2023.

10.1	Restructuring Support Agreement between the Company and certain holders of the 3.50% Convertible Senior Notes due 2027, dated January 11, 2023.

10.2	Independent Director Agreement between the Company and Thomas G. FitzGerald.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2023	TRICIDA, INC.

	By:	/s/ Geoffrey M. Parker
	Name:	Geoffrey M. Parker
	Title:	Chief Operating Officer, Chief Financial Officer and Executive Vice President